EXHIBIT 21.01

SUBSIDIARIES OF THE REGISTRANT

None

EXHIBIT 23.01

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Griffin Gold Group, Inc. on Form SB-2 of our report dated October 20, 1997, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated October 20, 1997 relating to the financial statement schedules appearing elsewhere in this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


MALONE & BAILEY
Houston, Texas

December 5, 1997